Exhibit 10.7

Prepared Out of State by:
Charles E. Kohlhoss
8120 Woodmont Ave. Suite 350
Bethesda, MD 20814

Tax Map No. 26-94
Tax Map No. 26-94A
Tax Map No. 27-2
Tax Map No. 27-2B
Tax Map No. 27-8A
FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (hereinafter referred to as the "Agreement") is made effective May 5, 2010 by and between SEAWRIGHT SPRINGS, LLC (hereinafter referred to as the "Borrower"), and PIERRE L. PALIAN, a Maryland resident having an address of 8120 Woodmont Ave., Suite 830, Bethesda, MD 20814 (hereinafter referred to as the "Lender"), who, in consideration of the mutual covenants herein and for Ten Dollars and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, agree as follows:

1.          Introductory Provisions. The Lender is the owner and holder of that certain Deed of Trust Note dated April 14, 2008, which has been executed and delivered by the Borrower to the order of the Lender, in the original principal amount of $375,000.00, which Deed of Trust Note, is hereinafter referred to as the "Note".

 The Borrower's obligations under the Note are secured by, among other things, that certain Deed of Trust and Security Agreement dated April 14, 2008 made by Borrower to PALMA COLLINS, Trustee and recorded as Instrument No. 08004398 among the Land Records for Augusta County, covering certain real property and improvements thereon, more particularly described on "EXHIBIT A" attached thereto and made a part hereof, which Deed of Trust and Security Agreement, as modified and increased from time to time, is hereinafter referred to as the "Deed of Trust" .

 All liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Note or providing recourse to Lender with respect thereto are hereinafter collectively called the "Liens". The land encumbered by the Deed of Trust and the improvements, now existing or hereafter constructed, and fixtures thereon and appurtenances thereto are hereinafter collectively called the "Property".

The Borrower's obligations under the Note and the Deed of Trust, and all renewals, extensions, amendments, supplements and restatements thereof, are hereinafter collectively called the "Obligations". The Note, the Deed of Trust and any other document now or hereafter executed and delivered in connection with the obligations or any part thereof, as such documents or any of them may be renewed, extended, amended, supplemented or restated from time to time, are hereinafter collectively called the "Loan Documents". Terms defined in the Loan Documents and not redefined in this Agreement shall have the same meanings in this Agreement as assigned in the Loan Documents.

The Borrower and the Lender now agree to confirm the amount of the indebtedness outstanding under the Note, to ratify the Liens as to all other collateral and confirm that the Liens continue to secure the Obligations, all as set forth in the following provisions of this Agreement (which shall prevail over any conflicting or inconsistent provisions in this section).

2.          Principal Balance. On or about July 8, 2008 Borrower paid off all outstanding interest, fees and charges then due and outstanding under the note and has made no further payments since that time. Simultaneous with the execution here of Borrower shall pay $140,225.25 toward the balance of all penalties, fees, costs and interest due and outstanding under the Loan Documents which will bring the resulting balance of said charges to the sum of $24,774.75 (which sum is hereinafter referred to as the "Deferred Interest"). As of the date hereof, after credit for said payment, the outstanding principal balance of the Note remains $375,000.00 (excluding the "Deferred Interest"). The outstanding balance of the Note including Deferred Interest and principal is $399,774.75 as of the date hereof Borrower hereby unconditionally and irrevocably acknowledges and confirms said principal balance and waives and quitclaims all claims and challenges at law and in equity as to all payments made through and including the date hereof to the Lender, its attorneys and agents, whether for interest, late fees, extension fees, forbearance fees, attorneys fees, closing costs, expenses or otherwise, including, without limitation all interest, fees, expenses and other charges paid or to be paid on the settlement sheet(s) of even date herewith prepared by Rhea & Miller, P.C. in connection with the closing of the transaction evidenced hereby.

3.          Forbearance/Maturity. The Note matured on October 10, 2008. In exchange for the Forbearance Fee and in consideration of the covenants and agreements made by Borrower herein, the Lender shall refrain from pursuing any remedies against the Borrower on account of said maturity until December 31, 2010. In the event the Borrower defaults in any of its obligations under the Loan Documents as modified hereby and such default continues beyond any applicable cure period the Lender's obligation to forbear shall terminate and the Lender shall be entitled to pursue any and all remedies available at law and in equity. Lender's obligation to forbear shall terminate upon the occurrence of an Event of Default under any of the Loan Documents.

4.          Forbearance Fee - Interest - Payments. On the date hereof Borrower shall pay to Lender a Forbearance Fee in the amount of $7,500.00, which fee is earned due and nonrefundable as of the date hereof and is separate and apart from the interest or other charges payable hereunder. Any other term or provision in the Loan Documents to the contrary notwithstanding, all amounts due and owing under the Note from time to time (including Deferred Interest) shall accrue interest at the rate of twenty-one percent (21%) per annum from the date hereof until paid in full. Borrower shall prepay to the Lender interest in the amount of $48,972.41 for interest that is expected to accrue between the date hereof and December 31, 2010. In the event all amounts due and owing hereunder are paid prior to December 31, 2010 Borrower shall receive a credit or refund of any unearned pre-paid interest. Provided Borrower does not breach any of the covenants terms or conditions of the Loan Documents as modified hereby, Borrower shall not be obligated to make any payment towards principal or interest on the Note until December 31, 2010 when the outstanding balance of all amounts due and payable under the Loan Documents shall be paid in full without any further notice or demand.

5.          Default Interest. Upon the occurrence of an Event of Default, all amounts due and owing under the Note from time to time (including Deferred Interest) shall accrue interest at the rate of twenty-four percent (24%) per annum from the date hereof until paid in full..

6.          Late Payrnent. If the Borrower shall fail to make payment in full of all amounts due and owing under the Loan Documents on or before December 31, 2010, the Borrower promises to pay to the Lender a late charge equal to ten percent (10%) of such payment. The "late charge" is imposed for Lender's the purpose of defraying the expenses of the Lender incident to handling such delinquent payment and offsetting other obligations. This charge shall be in addition to, and not in lieu of, any other remedy the Lender may have and is in addition to any fees and charges of any agents or attorneys which the Lender may employ upon any Event of Default hereunder, whether authorized herein or by law.

7.          Title Insurance; Lien Searches. At the time of execution of this Agreement, Borrower shall cause to be issued to Lender, at Borrower's sole cost and expense, such endorsements of any title policy previously issued to insure the lien of the Deed of Trust as Lender may request and are available for issuance under the current applicable title insurance rules and regulations. Simultaneously with the execution and delivery of this Agreement, Lender shall be provided with a title bring down with respect to the Property showing that the Property is free of liens, charges and other encumbrances other than those shown on the title insurance policy previously issued in connection with the Note. In addition, if requested by Lender, judgment and lien searches, showing no judgments or other liens filed against the Borrower shall be delivered to the Lender.

8.          Borrower's Representations and Warranties. Borrower hereby represents and warrants that (a) Borrower is the sole legal and beneficial owner of the Property; (b) the execution and delivery of this Agreement do not contravene, result win a breach of, or constitute a default under, any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of its properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and do not violate or contravene any law, order, decree, rule, regulation or restriction to which Borrower or the Property is subject; (c) Borrower has full power and authority to execute this Agreement; (d) this Agreement constitutes the legal, valid and binding obligations of Borrower enforceable in accordance with its terms; (e) the execution and delivery of, and performance under, this Agreement are within Borrower's power and authority without the joinder or consent of any other party, and do not violate any indenture, agreement or undertaking to which Borrower is a party or by which he is bound; (f) to the best of Borrower's knowledge, there exists no default under the Note or any other Loan Document, and (g) all of the debt evidenced by the Note is and shall be for business, commercial, investment or other similar purpose and not primarily for personal, family, household or agricultural use. Borrower agrees to indemnify and hold Lender harmless against any loss, (claim, damage, liability or expense (including, without limitation, attorneys' fees) incurred as a result of any representation or warranty made by Borrower herein which proves to be untrue or inaccurate in any respect.

9.          Further Assurances. Borrower agrees to execute and deliver to Lender, promptly upon request from Lender, such additional documents as may be necessary or appropriate to consummate the transactions contemplated herein or to perfect, or continue the perfection of, the Liens.

10.        Default Under Deed of Trust. If Borrower shall fail to keep or perform any of the covenants or agreements contained herein or in any of the Loan Documents, or if any statement, representation or warranty contained herein is false, misleading or erroneous in any material respect, Borrower shall be deemed to be in default under the Deed of Trust and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Deed of Trust, as amended hereby, or any other Loan Document, or to which Lender may otherwise be entitled, whether at law or in equity.

11.        Reaffirmation; Lien Continuation; No Novation. Borrower hereby reaffirms the Note and the other Obligations and promises to pay and perform the Note and all Obligations as modified by this Agreement. The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Note and the Obligations, as modified hereby. The Liens are further ratified and confirmed as to all of the property described on Exhibit A attached hereto. Any former release of any such property is hereby declared null and void. Any failure to describe any such property in any of the Loan Documents is hereby reformed and corrected to include all of the property described on Exhibit A hereto as though such description was originally included in such document. Nothing herein shall in any manner diminish, impair or extinguish the Note, the Obligations or the Liens. The Liens are not waived. The execution and delivery of this Agreement shall not constitute a novation of the debt evidenced and secured by the Loan Documents. Borrower ratifies and acknowledges the Loan Documents as valid, subsisting and enforceable and agrees and warrants that there are no offsets, claims or defenses with respect to the Obligations.

12.        No Waiver by Lender. Borrower acknowledges and agrees that the execution of this Agreement by Lender is not intended nor shall it be construed as (a) an actual or implied waiver of any, default under the Note, the Deed of Trust or any other Loan Document, or (b) an actual or implied waiver of any condition or obligation imposed upon Borrower pursuant to the Note, the Deed of Trust or any other Loan Document, except to the extent, if any, specified herein.

13.        Borrower's Performance. If Borrower should fail to comply with any of the agreements, covenants or obligations of Borrower under this Agreement or any other Loan Document, then Lender (in Borrower's name or in its own name) may, but is under no obligation to, perform them or cause them to be performed for the account of the Borrower at Borrower's sole expense. Any and all expenses thus incurred or paid by Lender shall be Borrower's demand obligations to Lender and shall bear interest, from the date of Lender's payment of any such obligation or expense for Borrower's account until the date on which Borrower repays it to Lender, at the default rate of interest set forth herein. Upon making any such payment or incurring any such expense, Lender shall be fully subrogated to all of the rights of the person or entity receiving such payment. Any amounts owing by Borrower to Lender pursuant to this provision or any other provision of this Agreement shall automatically and without notice constitute a portion of the Obligations evidenced by the Note secured by the Deed of Trust and the other Loan Documents. The amount and nature of any such expense and the time when paid shall be fully established by the affidavit of Lender or any of the Lender's officers or agents.

14.        Professional Services. Promptly upon Lender's request, Borrower, at Borrower's sale cost and expense, shall: (a) pay for any appraisal report of the Property; and (b) cause to be conducted or prepared any other written report, summary opinion, inspection, review, survey, audit or other professional service relating to the Property or any operations in connection with it (all as designated in Lender's request) as Lender may reasonably request; including (without limitation) any accounting, auctioneering, architectural, consulting, engineering, design, legal, management, pest control, surveying, title abstracting or other technical, managerial or professional service relating to the Property or its operations. Lender may elect to deliver any such request orally, by telegram, by mail or by hand delivery addressed to Borrower as provided herein or by any other legally effective method, and it may be given at any time and from time to time before the complete and final release and discharge of the Deed of Trust.

15.        Expenses. To the extent not prohibited by applicable law, Borrower will pay all costs and expenses and reimburse Lender for any and all expenditures of every character incurred or expended from time to time, regardless of whether a default shall have occurred, in connection with (a) this Agreement; (b) the evaluation, monitoring and protection of the Property pursuant to rights given in the Loan Documents or by law, and (c) the creation, perfection or realization upon the Liens, and all costs and expenses relating to Lender's exercise of any of its rights and remedies under any of the Loan Documents or at law, including, without limitation, all filing fees, taxes, brokerage fees and commissions, title review and abstract fees, recordation and transfer taxes, Uniform Commercial Code search fees, other fees and expenses incident to title searches, reports and security interests, escrow fees, attorneys fees, legal expenses, court costs, fees and expenses incurred in connection with any complete or partial liquidation of the Property, and all fees and expenses for any professional service relating to Property or any operations conducted in connection with it; provided, however, no right or option granted by Borrower to Lender or otherwise arising pursuant to any provision of this Agreement or any other document shall be deemed to impose or admit a duty on Lender to supervise, monitor or protect any aspect of the Property or any operations conducted in connection with it.

16.        Cross Defaults/Advances to Cure Defaults or Purchase Carr Note. If any default should occur under the terms of any document executed in connection with any loan to the Borrower from any third party including, without limitation, the loan evidenced by that certain Note ("Carr Note") made by Borrower of even date herewith payable to Kent Carr in the original principal amount of $750,000.00, such default shall constitute an Event of Default under the Loan Documents. Lender has the right but not the obligation to cure any such default and any monies expended or costs incurred by Lender to cure any such default shall be evidenced by the Note and secured by the Deed of Trust and shall accrue interest at the rate of24% per annum. Lender further has the right but not the obligation to purchase the Carr Note and documents securing the Carr Note in the event of a default by the Borrower thereunder or under the terms of the Loan Documents and in such event the interest rate on the Carr Note shall increase to 24% per annum commencing on the date Lender purchases the Carr Note.

17.        Additional Events of Default. In addition to the events of default that are described in the Loan Documents, the occurrence or happening of anyone or more of the following events shall constitute an event of default (individually, an "Event of Default" and collectively, the "Events of Defaults") under the terms of the Loan Documents:

If the Borrower or Joel P. Sens, guarantees or assumes the debt or financial obligation of another entity or endorses a note or other obligation of another entity unless such guaranty, assumption or endorsement is deemed, in the sale and absolute discretion of the Lender, to be in the normal course of the Borrower's business.

If Borrower fails to enter into a valid option contract or contract for the sale of the Borrower's property to CG Roxane or other third party reasonably acceptable to Lender under terms reasonably acceptable to Lender on or before September 30, 2010.

If Borrower enters into a valid option contract or contract for the sale of Borrower's property that is reasonably satisfactory to the Lender and said third party purchaser tel111inates its option or contract to purchase the property and Borrower fails to pay off the balance of all sums due under the Note on or before: a) the date which is thirty (30) days after the termination; or b) September 30, 2010, which ever is later.

If there is a change in the control or key management of the Borrower or its assets as determined in the sale and absolute discretion of the Lender.

16.        Waiver of Automatic Stay. Borrower hereby acknowledges and agrees that the Lender has agreed to enter into this Agreement in order to permit the Borrower additional time to repay and satisfy the obligations in a mutually acceptable, consensual manner, rather than through the Lender's exercise and enforcement of its rights and remedies under the Loan Documents and applicable laws. Borrower further acknowledges and agrees that because of the existing defaults under and in connection with the Obligations, the Lender would otherwise be entitled to exercise immediately any and all such rights and remedies if the Borrower and Lender did not enter into this Agreement. Borrower further acknowledges and agrees that although the Lender's interest in its collateral and security is not presently being adequately protected, the Lender has been induced to enter into this Agreement in reliance upon the understanding that upon the occurrence of any subsequent Event of Default, in the event the Lender hereafter exercises any of its rights or remedies under Loan Documents and/or under any applicable laws, the Borrower will cooperate with the Lender in the Lender's efforts to exercise any and all such rights and remedies available to the Lender. Borrower further acknowledges and agrees that Lender's forbearance, as well as Lender's consent to Borrower's incurring certain additional debt and Borrower's creation of a lien in the Property senior in priority to the Liens was granted by Lender in lieu of relief Borrower intended to seek in a voluntary case under Chapter 11 of title 11, United States Code. Accordingly, Borrower agrees that if Borrower becomes the subject of a any bankruptcy case under title 11, United States Code, the Borrower waives the protection of 11 U.S.C. Section 362, and agrees to consent to relief from the automatic stay in favor of Lender to allow the Lender to exercise any and all rights and remedies available to Lender with respect to its collateral and security.

IN WITNESS WHEREOF, the Borrower and the Lender have executed and delivered this Agreement or caused this Agreement to be executed and delivered. This Agreement has been executed on the date or dates of the acknowledgments hereof, but shall be effective as of the dale first stated in this Agreement.

SIGNATURES AND NOTARY APPEAR ON FOLLOWING PAGE

BORROWER:

(SEAL)	SEAWRIGHT SPRINGS, LLC

	By:	/s/ Joel P. Sens
Joel P. Sens, Manager

	By:	Seawright Holdings, Inc., Sole Member

(SEAL)	By:	/s/ Joel P. Sens
Joel P. Sens, President

STATE OF     Maryland

                   ss:

COUNTY OF      Prince George’s

I HEREBY CERTIFY that on this, 4th day of May, 2010, before me, the subscriber, a Notary Public in and for the jurisdiction aforesaid, personally appeared in said jurisdiction Joel P. Sens, personally well known to me (or satisfactorily proven) to be the Manager of Seawright Springs, LLC as well as the President of Seawright Holdings, Inc. which is the sole member of SEAWRIGHT SPRINGS, LLC, and personally well known to me (or satisfactorily proven) to be the person who executed the foregoing instrument; and acknowledged that, having authority so to do, the executed the foregoing instrument as Manager of Seawright Springs, LLC and as President of Seawright Holdings, Inc. acting as sole member of SEAWRIGHT SPRINGS, LLC for the purposes therein contained, and delivered the same as such.

WITNESS my hand and Notarial Seal the year and day first above written.

/s/ Irene S. Lefever
Notary Public

LENDER:

/s/ Pierre L. Palian	(SEAL)
PIERRE L. PALIAN

EXIBIT A

Legal Description

All those certain tracts of parcels of real estate, lying and being between State Routes 616 and 804, in North River District, Augusta County, Virginia, and more particularly described according to the attached "Map of the Baker Seawright Corp, Prop." By Robert E. Funk, Land Surveyor, dated January 13 1986, and shown thereon to contain a total of 144.739 acres more or less.

Together with all that certain tract or parcel of land, with all improvements thereon and appurtenances thereto belonging, situate in North River District, Augusta County, Virginia, near the Seawright Lithia Spring, adjoining the old Salem Church lot containing 22 poles, and being more particularly described by metes and bounds description of record in deed of Margaret F. Root, dated August 21, 1899 or record in the Clerk's Office of the Circuit Court of Augusta County, Virginia, in Deed Book 400, page 269, as follows:

Beginning at a corner of the old Salem Church lot, S. 69° W. 4.64 poles, thence S 20° 34'E. 4 poles to a stone, thence N. 69* E. 6.36 poles to Ocheltree's line; thence N. 43-1/4° W. 4.40 poles to the beginning.

Including, without limitation, all of the land and appurtenances conveyed to SEAWRIGHT SPRINGS, LLC by BAKER SEAWRIGHT CORPORATION by that certain deed dated October 7, 2003 and recorded as Instrument No. 030016981 among the Land Records of Augusta County, Virginia.